EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 15, 2012 relating to the financial statements of United Health Products, Inc., and incorporated by reference from the Form 10-K of United Health Products, Inc. for the year ended December 31, 2012.

/s/ Rosenberg Rich Baker Berman & Company

Rosenberg Rich Baker Berman & Company Somerset, New Jersey August 15, 2013